Exhibit 4.3

SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY DIAMOND JO WORTH CORP.

Supplemental Indenture (this “Supplemental Indenture”), dated as of June 30, 2005, among Diamond Jo Worth Corp., a Delaware corporation (the “Guaranteeing Subsidiary”), Peninsula Gaming, LLC, a Delaware limited liability company (“Parent Issuer”), Diamond Jo, LLC, a Delaware limited liability company (the “Company”), and Peninsula Gaming Corp., a Delaware corporation (f/k/a The Old Evangeline Downs Capital Corp.) (“Gaming” and, together with Parent Issuer and the Company, the “Issuers”), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, Gaming and the Subsidiary Guarantors (as defined therein) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 16, 2004, providing for the issuance of 8¾% Senior Secured Notes due 2012 (the “Notes”);

WHEREAS, as part of the Reorganization Transactions (as defined in the Indenture) the Parent Issuer executed and delivered to the Trustee a supplemental indenture (“First Supplemental Indenture”), dated as of June 16, 2004,  pursuant to which the Parent Issuer became a party to the Indenture;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture and a Subsidiary Guaranty in the form of Annex A to the Indenture endorsed on the Notes pursuant to which it shall unconditionally guaranty all of the Issuers’ obligations under the Notes; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Joinder to Indenture.  Each of the parties hereto hereby agrees to become bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a Subsidiary Guarantor therein and as if such party executed the Indenture on the date thereof.

3.             Agreement to Subsidiary Guaranty.  The Guaranteeing Subsidiary irrevocably and unconditionally guarantees the Subsidiary Guaranty Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and payment of expenses, and the due and punctual performance of all other obligations of the Issuers, to the Holders or the Trustee under the Notes, the Indenture, the Security Documents and the Registration Rights Agreement (including fees and expenses or other) all in accordance with the terms set forth in Article XI of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations under the Notes, the Indenture, the Security Documents and the Registration Rights Agreement, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise.

The obligations of the Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Subsidiary Guaranty and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guaranty.

No director, officer, employee, incorporator, stockholder, member or controlling person of any of the Issuers or any Subsidiary Guarantor, as such, will have any liability for any Obligations of any of the Issuers or any Subsidiary Guarantor under the Notes, the Indenture, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release will be part of the consideration for issuance of the Notes and the Subsidiary Guaranties.

This is a continuing Subsidiary Guaranty and shall remain in full force and effect and shall be binding upon the Guaranteeing Subsidiary and its successors and assigns until full and final payment of all of the Issuers’ obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Subsidiary Guaranty of payment and performance and not of collectibility.

The obligations of the Guaranteeing Subsidiary under its Subsidiary Guaranty shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

4.             NEW YORK LAW TO GOVERN AND CONSENT TO JURISDICTION.  THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B); PROVIDED, THAT WITH RESPECT TO THE CREATION, ATTACHMENT, PERFECTION, PRIORITY, ENFORCEMENT OF AND REMEDIES

RELATING TO THE SECURITY INTEREST IN ANY REAL PROPERTY COLLATERAL, THE GOVERNING LAW MAY BE THE LAWS OF THE JURISDICTIONS WHERE SUCH COLLATERAL IS LOCATED WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY OF THE ISSUERS OR GUARANTORS ARISING OUT OF OR RELATING HERETO OR ANY OF THE SECURITY DOCUMENTS, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH ISSUER OR GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY SUBMITS TO AND ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;  AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE ISSUER OR GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 12.3 OF THE INDENTURE;  AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE ISSUER OR GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES THE TRUSTEE RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY OF THE ISSUERS OR GUARANTORS IN THE COURTS OF ANY OTHER JURISDICTION HAVING JURISDICTION OVER SUCH ISSUER OR GUARANTOR.

5.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE ISSUERS:

Diamond Jo, LLC

By:	/s/ Natalie A. Schramm
	Name:	Natalie A. Schramm
	Title:	Chief Financial Officer

Peninsula Gaming Corp. (f/k/a The Old Evangeline
Downs Capital Corp.)

By:	/s/ Natalie A. Schramm
	Name:	Natalie A. Schramm
	Title:	Chief Financial Officer

Peninsula Gaming, LLC

By:	/s/ Natalie A. Schramm
	Name:	Natalie A. Schramm
	Title:	Chief Financial Officer

GUARANTEEING SUBSIDIARY:

Diamond Jo Worth Corp.

By:	/s/ Natalie A. Schramm
	Name:	Natalie A. Schramm
	Title:	Chief Financial Officer

THE TRUSTEE:

U.S. Bank National Association

By:	/s/ Richard H. Prokosch
	Name:	Richard H. Prokosch
	Title:	Vice President